EXHIBIT 10.1

AGREEMENT FOR PURCHASE AND SALE
OF SERVICING

        THIS AGREEMENT FOR PURCHASE AND SALE OF SERVICING (this “Agreement”) is dated as of the 29th day of March, 2005, between EVERBANK, a federal savings bank (“Purchaser”), whose address is 8100 Nations Way, Jacksonville, Florida 32256, and FIRST INDIANABANK, N.A., a national banking association (“Seller”), whose mailing address is 135 North Pennsylvania Street, Indianapolis, Indiana 46204. All defined terms utilized herein shall have the meaning assigned thereto in the Definitions below.

R E C I T A L S :

        WHEREAS, Seller is the owner of the Servicing for the Mortgage Loans; and

        WHEREAS, Seller desires to sell, transfer and assign to Purchaser all of its right, title and interest in and to the Servicing for the Mortgage Loans and Purchaser desires to acquire and assume all right, title and interest in and to the Servicing from Seller; and

        WHEREAS, Purchaser was the successful bidder for the purchase of the Servicing in the offering conducted by Broker.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

1. DEFINITIONS.

        For purposes of this Agreement, the following terms shall have the following meanings when used herein. The terms defined herein include the plural as well as the singular and the singular as well as the plural.

        “Accounts Receivable”. Amounts due Seller by virtue of documented advances made prior to the Transfer Date in connection with the Servicing of the Mortgage Loans and which are deemed recoverable by Purchaser in accordance with Investor Guidelines.

        “Agreement”. This Agreement and all attachments hereto, as the same may from time to time be amended or supplemented by one or more instruments executed by Seller and Purchaser.

        “Ancillary Income”. Late Mortgagor payment charges, charges for dishonored checks (NSF Fees), pay-off fees, assumption fees, commissions and administrative fees on insurance and similar fees and charges collected from or assessed against the Mortgagor.

        “Applicable Requirements” means and includes, as of the time of reference, with respect to the Mortgage Loans and the Servicing, all of the following: (i) all contractual obligations of Seller and any prior originator or servicers, including without limitation those contractual obligations contained herein or in the Mortgage Loan documents for which Seller or the servicer is responsible or at any time was responsible; (ii) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon Seller and/or the servicer or any prior servicer; (iii) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction over the Mortgage Loans; (iv) all other applicable judicial and administrative

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judgments, orders, stipulations, awards, writs and injunctions; and (v) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction in which the related mortgaged properties are located.

        “Bankruptcy”. The Mortgagor under a Mortgage Loan has sought protection under or is subject to proceedings under the bankruptcy or insolvency laws of the United States or any other similar laws of general application for the relief of debtors.

        “Bid Letter”. The letter from Purchaser to Broker dated March 16, 2005, wherein Purchaser offered to purchase the Servicing from Seller.

        “Broker”. Hanover Trade, Inc.

        “Business Day”. Any day other than (i) a Saturday or Sunday, or (ii) a day on which national banking institutions are authorized or obligated by law or executive order to be closed.

        “Buy-Down Funds”. The remaining amount of funds collected at the closing of a Mortgage Loan to cover a portion of the mortgage payment for a stated term and which are held by or on behalf of Seller.

        “Closing Documents”. This Agreement, the Assignment of the Servicing of the Mortgage Loans attached hereto as Appendix II, the Transfer of Servicing attached hereto as Appendix III and the Interim Servicing Agreement attached hereto as Appendix VI.

        “Foreclosure”. A Mortgage Loan where payment has been accelerated and the Mortgage Loan has been referred to an attorney for collection and enforcement proceedings or is in the process of liquidation after the foreclosure sale.

        “Holdback”. Ten percent (10%) of the Purchase Price, less any sums deducted therefrom pursuant to this Agreement.

        “Insurer”. Any insurer under any applicable hazard insurance policy, any federal flood insurance policy, or any title insurance policy.

        “Interim Servicing Agreement”. That certain Interim Servicing Agreement between Seller and Purchaser, as set forth at Appendix VI to this Agreement.

        “Investor(s)”. The beneficial owner(s) of the Mortgage Loans.

        “Investor Approval”. The written acknowledgment provided by an Investor and delivered to Purchaser unconditionally approving the purchase and sale of the Servicing.

        “Investor Guidelines”. Rules and regulations set forth by each Investor, as outlined in their respective Selling and Servicing Guides or other published or written rules and regulations, and as amended from time to time, including project guidelines, setting forth the manner in which Mortgage Loans shall be originated, underwritten, sold or serviced, excluding any special commitments.

        “Litigation”. A legal action in foreclosure of a Mortgage Loan, or for a deficiency thereunder, in which the sale of the mortgaged property in foreclosure (whether by action, power of sale, or otherwise) has been delayed by reason of the defense of such action by the Mortgagor, or any other action commenced or

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pending which involves the Mortgage Loan (excluding class actions), and which action materially and adversely, in Purchaser’s reasonable opinion, affects the Mortgagor’s obligation to make payments under the Mortgage Loan or the enforceability or priority of the Mortgage or results in a material increase in the cost to service the Mortgage Loan.

        “Mortgage”. A security instrument, including without limitation a mortgage or deed of trust, creating a first or second lien on real property securing the payment of a Mortgage Note.

        “Mortgage File”. The file containing the photostatic copies of mortgage loan documents with respect to a Mortgage Loan, as well as the credit and closing packages, disclosures, custodial documents, and all other files, books, records and documents, all as called for pursuant to the Transfer Instructions at Appendix IV to this Agreement.

        “Mortgage Loan(s)”. Any loan, evidenced by a Mortgage Note and secured by a Mortgage, described in the Mortgage Loan Schedule and thereby subject to this Agreement.

        “Mortgage Loan Schedule”. The schedule of Mortgage Loans attached hereto as Appendix I, which has been prepared as of the close of business on March 31, 2005.

        “Mortgage Note”. The evidence of indebtedness from a Mortgagor to a lender which is secured by a Mortgage.

        “Mortgagor(s)”. The obligor on a Mortgage Note.

        “Offering Information”. The data, tapes and written statements and information provided to Purchaser by Seller or Broker in the preparation of Purchaser’s Bid Letter with respect to the Servicing.

        “Offering Memorandum”. The offering memorandum prepared by Broker, acting as broker for Seller.

        “Prepaid Mortgage Loans”. Mortgage Loans which are prepaid in full on or before three (3) months after the Sale Date. The date on which the Mortgage Loan is considered prepaid with respect to Prepaid Mortgage Loans shall be (a) the date of receipt by Seller or Purchaser the payoff check from the settlement agent or (b) the date the payoff is received via wire transfer of federal funds.

        “Purchase Price”. The amount paid by Purchaser to Seller for the Servicing of the Mortgage Loans, as provided in Paragraph 3 hereof, and as subsequently adjusted pursuant to this Agreement.

        “Purchaser’s Indemnified Matters”. As defined in subparagraph 12.3 of this Agreement.

        “Recorded Assignments”. All assignments of the Mortgage Loans required to legally vest record title to the Mortgage Loans in MERS, which assignments shall be properly recorded, individually or as blanket assignments, where permitted by the applicable recorder’s office.

        “Recourse Obligation”. Any obligation with respect to any Mortgage Loan in any master commitment or pool purchase contract, whether described as a limited or full repurchase requirement, limited or full recourse, credit support reimbursement or other obligation, indemnification, loss sharing arrangement or otherwise which would subject the servicer of such Mortgage Loan to losses on the liquidation of such Mortgage Loan or which would entitle the Investor to require the servicer of such Mortgage Loan to repurchase such Mortgage Loan for any reason. The fact that any of the Mortgage Loans may have been classified by an

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Investor as “non-recourse” because of the existence of any pool insurance policy shall not, for purposes of this Agreement, remove any such Mortgage Loan from the definition of Recourse Obligation.

        “Related Escrow Accounts”. Segregated trust accounts maintained by Seller for the account of the Mortgagors or Investors, as applicable, in accordance with Investor Guidelines and established to hold funds for principal and interest, taxes and insurance in escrow pursuant to the terms of the Mortgage Loans.

        “Sale Date”. The date on which the ownership of the Servicing and other assets specified herein are transferred to Purchaser, which shall be the close of business on March 31, 2005, unless extended in writing by Seller and Purchaser.

        “Seller’s Indemnified Matters”. As defined in subparagraph 12.1.

        “Servicing”. With respect to the Mortgage Loans (a) the management of operational functions related to servicing each Mortgage Loan including without limitation (i) the collection and disbursement of funds being held in escrow to pay taxes, insurance and other items as they become due, (ii) the collection and remittance of principal and interest payments in accordance with Investor Guidelines, and (iii) the resolution of defaulted loans in accordance with Investor Guidelines, (b) the right to all service fees, Ancillary Income, any economic benefit of holding the Related Escrow Accounts, any right to solicit the Mortgagors for other services and all other customary rights related to servicing the Mortgage Loans, and (c) the right to all Mortgage Files and other related records.

        “Servicing Agreements”. Those written agreements, including the Investor Guidelines, which govern the Servicing.

        “Sixty (60) Days Delinquent”. With respect to a Mortgage Loan, when two (2) regularly scheduled monthly Mortgage Loan payments are due and unpaid. By way of example: A Mortgage Loan due and unpaid for the February 1, 2005 payment as of the Sale Date.

        “Tax Identification Number”. The number used by the Internal Revenue Service to identify a taxpayer for income tax reporting purposes.

        “Third Party Originated Loans”. Mortgage Loans originated by a lender other than Seller.

        “Thirty (30) Days Delinquent”. With respect to a Mortgage Loan, when one (1) regularly scheduled monthly Mortgage Loan payment is due and unpaid. By way of example: A Mortgage Loan due and unpaid for the March 1, 2005 payment as of the Sale Date.

        “Transfer Date”. The date on which Purchaser assumes the obligations for Servicing the Mortgage Loans in accordance with Investor Approvals, but in any event, not later than May 31, 2005, for Investors with cutoff dates from the 20th through the 31st of the month and June 15, 2005, for the Investors with cutoff dates from the 10th through the 15th of the month, unless extended in writing by Purchaser and Seller.

        “Transferred Assets”. Collectively, the Servicing, Accounts Receivable, Mortgage Files and Buy-Down Funds.

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2. SALE AND TRANSFER OF SERVICING.

2.1 Sale.

        Subject to, and upon the terms and conditions of this Agreement, Seller shall, on the Sale Date, sell, convey, transfer, assign and deliver to Purchaser and Purchaser shall purchase, assume and accept all right, title and interest of Seller, as of the Sale Date, in and to the Transferred Assets.

        As of the Sale Date, Purchaser will assume only those contractual duties, obligations and liabilities of Seller which prospectively and directly relate to Purchaser’s acquisition, ownership and performance of the Transferred Assets, including Seller’s prospective obligations under the Servicing Agreements. Purchaser will not assume or otherwise be responsible for, in any way whatsoever, any other duties, obligations and liabilities of, or claims against, Seller or its shareholders (or any of their respective, agents, officers, directors, trustee, or affiliates), with respect to the Servicing or otherwise.

2.2 Investor Approval.

                (a) The purchase and sale of the Servicing are subject to Investor Approval. If Seller fails, for whatever reason, to obtain written approval from Investors with respect to the Servicing of Mortgage Loans with a principal balance of at least $240,000,000.00 by no later than the Business Day prior to the Transfer Date, Purchaser shall have the option to terminate this Agreement. If Purchaser terminates this Agreement as provided above, Seller shall immediately refund to Purchaser the portion of the Purchase Price received by Seller and Purchaser shall re-convey the Mortgages and other Transferred Assets to Seller. Thereafter, subject to the continuing obligations of the parties pursuant to Paragraph 12, the parties shall have no further obligation to one another.

                (b) If the unconditional consent of an Investor is not timely received or within such later date as Purchaser may approve in writing, or if such consent is given only upon terms which are not reasonably acceptable to Purchaser, then Purchaser or Seller may elect to exclude such Mortgage Loans for which Investor Approval was not obtained with a commensurate adjustment in the Purchase Price in accordance with subparagraph 3.4 herein.

2.3 Transfer Documents. On the Sale Date, Seller shall execute and deliver to Purchaser (a) the Assignment of Servicing of the Mortgage Loans attached hereto and made a part hereof as Appendix II and (b) the Transfer of Servicing attached hereto and made a part hereof as Appendix III. Prior to the Transfer Date, Purchaser and Seller shall execute and deliver any documents reasonably required by the Investors in connection with the transfer of the Transferred Assets hereunder, in form and substance reasonably satisfactory to Purchaser and Seller, and shall execute and deliver such other instruments or documents as Purchaser and Seller shall reasonably determine are necessary to consummate the transactions contemplated hereby.

2.4 Interim Servicing. Notwithstanding the sale of Servicing as provided in subparagraph 2.1, Seller shall sub-service the Mortgage Loans until the Transfer Date pursuant to the Interim Servicing Agreement which shall be executed by Purchaser and Seller on the Sale Date. The Interim Servicing Agreement is attached hereto as Appendix VI.

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3. CONSIDERATION.

3.1 Purchase Price. In full consideration for the sale of the Servicing of the Mortgage Loans and upon the terms and conditions of this Agreement, Purchaser shall pay to Seller (in accordance with subparagraph 3.3), an amount equal to the following:

        As to Mortgage Loans which are current or less than Sixty (60) Days Delinquent and Mortgage Loans which are not (i) in Bankruptcy and Thirty (30) Days Delinquent or greater, (ii) in Litigation or (iii) in Foreclosure, the aggregate outstanding principal balance of such Mortgage Loans, as of the close of business on the Sale Date, multiplied by 0.99% (0.0099). All of the above determinations shall be made based upon the status of each Mortgage Loan on the Sale Date.

        The Purchase Price due and payable under this Agreement shall be reduced by an amount equal to $10.00 for each first lien Mortgage Loan without an existing tax service contract as of the Sale Date.

3.2 Accounts Receivable. Within five (5) Business Days after Purchaser receives documentation which is reasonably satisfactory to it as to Accounts Receivable on the Mortgage Loans transferred to Purchaser, Purchaser shall pay such documented amount to Seller. Accounts Receivable which are not considered by Purchaser to be recoverable in accordance with Investor Guidelines, will be reimbursed only if and when recovered by Purchaser.

3.3 Payment of the Purchase Price; Holdback.

        Subject to the conditions precedent set forth in Paragraph 9 of this Agreement, the Purchase Price shall be due and payable as follows:

                (a) On the Sale Date, Purchaser shall pay to Seller a sum equal to twenty percent (20%) of the Purchase Price.

                (b) Within three (3) Business Days after the Transfer Date, Purchaser shall pay to Seller a sum equal to ninety percent (90%) of the Purchase Price, less the payment made in accordance with subparagraph (a) above.

                (c) The balance of the Purchase Price, which is represented by the Holdback, shall be paid as herein provided, (i) fifty percent (50%) of the Holdback shall be paid to Seller upon Seller’s completion in all material respects of the delivery requirements set forth in the Transfer Instructions and Purchaser’s receipt of seventy-five percent (75%) of the Recorded Assignments, (ii) an additional twenty-five percent (25%) of the Holdback will be paid to Seller upon Purchaser’s receipt of ninety-five percent (95%) of the Recorded Assignments, and (iii) the balance of the Holdback will be paid to Seller upon Seller’s completion of all delivery requirements set forth in this Agreement. Notwithstanding the foregoing, Purchaser may elect to withhold such portion of the Holdback as Purchaser reasonably determines, in good faith, is equivalent to the out-of-pocket damages and expenses it expects to sustain if any of Seller’s representations and warranties are found to be untrue in any material respect or if Seller has otherwise materially defaulted under this Agreement and Seller has received written notice of such default from Purchaser, and as of the date such payment of the Holdback is due, such default or defaults have not been cured to the reasonable satisfaction of Purchaser. Provided, however, Purchaser shall fund the Holdback or such portion thereof as is due to Seller at such time as the misrepresentations or defaults have been cured.

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                (d) Any amounts owed to Purchaser by Seller due to Buy-Down Funds or Related Escrow Accounts shall be transferred to Purchaser by Seller by wire transfer of federal funds within two (2) Business Days after the Transfer Date, based upon the certification of Seller to Purchaser as provided in subparagraph 11.1.

                (e) If, subsequent to the payment of the Purchase Price or the payment of any amounts due hereunder to either party, the outstanding principal balance of any of the Mortgage Loans is found to be in error, or if for any reason the Purchase Price or such other amounts is found to be in error, the party benefiting from the error shall pay an amount sufficient to correct and reconcile the Purchase Price or such other amounts and shall provide a reconciliation statement and other such documentation to reasonably satisfy the other party concerning the accuracy of such reconciliation. Such amounts shall be paid by the proper party within ten (10) Business Days from receipt of satisfactory written verification of amounts due.

3.4 Adjustments to Purchase Price.

                (a) In the event an Investor does not approve the transfer of its Mortgage Loans as contemplated in subparagraph 2.2 of this Agreement, then Seller shall repurchase the Servicing of the applicable Mortgage Loans in accordance with subparagraph 12.2. If the net average service fee of the remaining Mortgage Loans is less than 0.495%, the Purchase Price will be reduced by multiplying 2.0 times the true net servicing fee (e.g. net service fee of 0.49% times 2.0 equals a purchase price of 0.98%, a 1 basis point reduction). If the net average service fee of the remaining Mortgage Loans is greater than 0.495%, the Purchase Price will be increased by multiplying 2.0 times the true net servicing fee (e.g. net service fee of 0.50% times 2.0 equals a purchase price of 1.00%, a 1 basis point increase).

                (b) In the event of the termination of the Servicing by an Investor as to any of the Mortgage Loans, through no fault of Purchaser, within fifteen (15) months from the Transfer Date (the date of the notice from the Investor shall be considered the termination date for the purpose of this subparagraph) and for which a termination fee is not paid or is less than the Purchase Price paid for such Mortgage Loans, then Seller agrees to reimburse Purchaser for the Purchase Price paid for the Servicing of such Mortgage Loans based on the unpaid principal balance at the time of termination, less any termination fees paid to Purchaser, in relation to such Servicing as follows:

(i)	Months 1 - 6:	100%
(ii)	Months 7 - 15:	75%

4. COVENANTS OF PURCHASER. Purchaser shall, subject to the terms and conditions of this Agreement, pay, perform and discharge or cause to be paid, performed, and discharged all of the obligations relating to the Transferred Assets assigned to Purchaser from and after the Sale Date. Purchaser further agrees to accept and assume such obligations relating to the Servicing, Servicing Agreements and the Mortgage Loans as shall be required by the Investors and as provided in the agreements and documents executed by the parties pursuant to subparagraph 2.3 of this Agreement.

5. COVENANTS OF SELLER. Seller covenants and agrees with Purchaser as follows:

                (a) Remaining Obligations. Seller shall pay, perform or discharge all of its liabilities and obligations accruing before the Sale Date relating to the Servicing, the Related Escrow Accounts and the Mortgage Loans, to the extent the same are unpaid or unfulfilled on the Sale Date and except as expressly assumed by Purchaser pursuant to the terms hereof.

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        For the benefit of Purchaser and as its agent, Seller shall continue to pay, perform and discharge all of Seller’s liabilities and obligations related to the Servicing, the Related Escrow Accounts and the Mortgage Loans from the Sale Date to the Transfer Date, in accordance with the terms and provisions of the Investor Guidelines and the Interim Servicing Agreement.

                (b) Servicing Income. Except as otherwise provided in the Interim Servicing Agreement, all monies received by Seller after the Sale Date relating to the Mortgage Loans and the Accounts Receivable shall be promptly turned over to Purchaser and all servicing fees and Ancillary Income accruing after the Sale Date with respect to the Servicing shall inure to the benefit of Purchaser.

                (c) Correction of Material Errors. Seller shall, at the request of Purchaser, make a good faith effort and diligently pursue the correction of any material errors or deficiencies in any of the Mortgage Loans or related loan documentation. For purposes of this provision, material shall refer to errors or deficiencies which are required to be corrected by the Investors in accordance with the contractual obligations between Seller and the Investors.

                (d) Assignment and Transfer. Unless previously recorded in the Investor’s name, as evidenced of record in the Mortgage Loan file, Seller shall, at its expense, cause to be prepared, executed, and, where applicable, recorded all documents necessary to legally transfer and assign all right, title and interest in and to the Servicing of the Mortgage Loans from Seller to Purchaser including, without limitation, the Mortgage Note endorsements and the Recorded Assignments in to the name of MERS. Seller shall be responsible for obtaining and shall pay the cost of securing the approval of the Investors, including payment of any investor fees, sub-servicer fees or transfer fees due. In addition, Seller shall pay any costs related to (i) obtaining the release of the Mortgage File and related Mortgage Loan documents from the custodian of the Mortgage Loans, (ii) the cost of shipping the Mortgage File and related Mortgage Loan documentation to Purchaser or a custodian designated by Purchaser, and (iii) obtaining and delivering complete master file tape information and any other electronically stored information.

                (e) Tax Payments. Provided the tax bill has been released by the taxing authority prior to the Transfer Date, Seller shall pay to Purchaser any penalty charges or the amount of any discounts lost as a result of a failure to pay tax bills which are due and payable on or before the Transfer Date or thirty (30) days subsequent thereto, which are subsequently incurred by Purchaser.

                (f) Defects. If any Mortgage Loan, including the Related Escrow Account for such Mortgage Loan, is found defective or deficient in accordance with Investor Guidelines or such defect or deficiency limits in any material respect the Purchaser’s ability to properly service the Mortgage Loan (which defect existed as of the Transfer Date), other than a servicing error by Purchaser after the Sale Date, Seller shall upon written notification by Purchaser (i) correct or cure the defect to the reasonable satisfaction of Purchaser and/or Investor within thirty (30) days or such time period allowed by the Investors, or if such defect cannot be cured within such time period, (ii) repurchase the Servicing of the Mortgage Loan and/or the Mortgage Loan from Purchaser as provided in subparagraph 12.2 of this Agreement, and (iii) hold harmless and indemnify Purchaser from any and all claims, demands, liabilities or losses incidental thereto including reasonable attorney’s fees and costs.

                (g) Casualty Loss. Seller shall be liable for any loss incurred by Purchaser as the result of a casualty loss to any property subject to a Mortgage Loan where the loss occurs either prior to or on the Transfer Date for such Mortgage Loan, if such loss is the direct result of the expiration of any such insurance policies prior to the Transfer Date or is due to the insufficiency (in accordance with Investor Guidelines) of any such insurance coverage. In the event there is no evidence of insurance coverage on any Mortgage Loan as of

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the Transfer Date for such Mortgage Loan, Seller shall provide such evidence within five (5) days of written request by Purchaser or shall be responsible for the cost of Purchaser’s obtaining the necessary insurance coverage to the extent such costs are not otherwise due, collectible, and payable by the Mortgagor under the Mortgage Loan.

                (h) No Solicitation or Refinancing. After the Sale Date, neither Seller nor any affiliate, parent, subsidiary, sub-servicer, or agent of Seller (the “Related Parties”) shall, during the remaining term of any of the Mortgage Loans, (a) use information derived from the origination, sale, or servicing of the Mortgage Loans to refinance any Mortgage Loan, or (b) solicit in any manner any of the Mortgagors of the Mortgage Loans for the purpose of refinancing or the sale of any other products. For purposes of this subparagraph, advertising directed to (i) the general public, (ii) generic statement stuffers to all Seller’s bank customers, (iii) general mailings to Seller’s bank customers, excluding mailings for refinance products to any of the Mortgage Loans and (iv) mailings to parties whose names were obtained through commercially available mailing lists shall not be deemed to be a prohibited solicitation. Seller shall not direct any promotion or creation of a mass mailing list nor shall Seller use a mass mailing list prepared where such mailing list is structured to target Mortgagors of the Mortgage Loans.

        In the event Seller or the Related Parties violate the above covenant, Seller shall, upon demand by Purchaser, pay to Purchaser a sum equal to the Purchase Price paid by Purchaser for each Mortgage Loan which Seller or Related Parties has refinanced for a period of time three (3) months before the violation and three (3) months after the violation. Provided that such violation is within three (3) months of the Sale and Transfer Date, Purchaser shall receive a full six (6) months protection from the Seller as to any violation.

                (i) Prepaid Mortgage Loans. Seller shall reimburse Purchaser upon demand for the Purchase Price paid for any Prepaid Mortgage Loans. In the event the Transfer Date is extended by the Seller, the number of days during which Purchaser will be entitled to prepayment protection from Seller, as contemplated herein, shall be extended for a like number of days.

                (j) Compliance with Obligations. From and after the Sale Date through the Transfer Date, Seller shall comply in all material respects with all of its obligations under all contracts to which it is a party and with all applicable laws, regulations and other guidelines of the Investors which might affect any of the Servicing of the Mortgage Loans being purchased by Purchaser hereunder and Seller will do no act or thing which may cause the cancellation of or otherwise materially and adversely affect any of the Servicing.

                (k) Investor Reports/Remittances. Seller has filed or timely will file all reports and remittances required by Investor Guidelines. As of the Transfer Date, Seller will be in compliance in all material respects with all applicable federal, state and municipal laws, regulations and ordinances affecting the Servicing of the Mortgage Loans. Seller shall report the interest payments of the Mortgagors under the Mortgage Loans and other related payments and disbursements made during the period prior to the Transfer Date, during which period Seller serviced or sub-serviced the Mortgage Loans. Seller shall be responsible for providing Purchaser with accurate Tax Identification Numbers on all of the Mortgagors of the Mortgage Loans and shall reimburse Purchaser or successfully contest the Internal Revenue Service for any Internal Revenue Service penalties incurred by Purchaser for any tax years prior to the Transfer Date as to Tax Identification Number errors in the Mortgage Loan data base.

                (l) Investor Approval. The sale and assignment of Servicing under this Agreement is subject to the consent and approval of the Investors, subject to subparagraph 2.2 herein. Seller agrees to (i) pay all costs and fees relating to obtaining such approval, and (ii) use due diligence to obtain such approval.

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Purchaser will assist Seller and complete any documentation and supply any information reasonably required in order to obtain the approval of the Investors.

                (m) Optional Insurance Premiums. If, at any time after the Sale Date, Purchaser determines that Seller received unearned optional insurance premiums from any Mortgagor(s), Seller shall, upon demand from Purchaser reimburse Purchaser therefor within ten (10) days of Purchaser’s written request for such reimbursement.

                (n) Tax Reporting Service. Seller shall, at its sole expense, transfer to Purchaser all existing tax servicing contracts with First American Real Estate Tax Service.

                (o) Master Commitments. Seller shall make available to Purchaser, upon request, copies of all commitments under which the Mortgage Loans were sold to the Investors.

                (p) Custodial Account Adjustments. On or before the Transfer Date, Seller shall correct and fund all cash and collateral deficiencies with respect to the custodial accounts as required by Investor Guidelines.

                (q) Mortgage Loans in Litigation. On or before ten (10) Business Days prior to the Transfer Date, Seller shall disclose to Purchaser, in writing, all Litigation relating to any Mortgage Loan. Purchaser shall have the right to exclude the Servicing of any such Mortgage Loan in Litigation from this Agreement.

6. POST CLOSING REQUIREMENTS. Seller agrees to complete the following subsequent to the Sale Date:

                (a) Assignments. As provided for in subparagraph 5(d), Seller shall be responsible for preparing and delivering all documents necessary to legally transfer and assign all right, title and interest in and to the Servicing of the Mortgage Loans, including the Recorded Assignments. Seller shall send the Recorded Assignments for recording on the Transfer Date. Seller shall diligently pursue obtaining the Recorded Assignments and shall deliver same to Purchaser immediately upon receipt.

                (b) Seller shall diligently pursue obtaining all documentation required for the due transfer of the Servicing to Purchaser and for delivering such documentation to Purchaser within the prescribed time limits set forth in the Investor Guidelines.

                (c) Seller shall deliver, or cause to be delivered to Purchaser on the Transfer Date, all Mortgage Files.

7. REPRESENTATIONS AND WARRANTIES OF SELLER.

        The representations and warranties of Seller contained in this Agreement shall continue and survive the purchase of the Servicing and the delivery and assignment to Purchaser of such Servicing and shall inure to the benefit of Purchaser, its successors and assigns. In addition to representations and warranties made elsewhere in this Agreement, Seller represents and warrants to Purchaser, as of the Sale Date and through the Transfer Date, as follows:

7.1 Due Incorporation and Good Standing. Seller is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States. Seller has in full force and effect

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(without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations (or is exempt from same) to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Servicing require it to be qualified or licensed.

7.2 Authority and Capacity. Seller has all requisite power, authority and capacity to execute and deliver this Agreement and the Interim Servicing Agreement and to perform all of its obligations hereunder and thereunder. Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement and the Interim Servicing Agreement.

7.3 Effective Agreement. The execution, delivery and performance of this Agreement and the Interim Servicing Agreement by Seller and consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary association, shareholder or other action. This Agreement and the Interim Servicing Agreement have been duly and validly executed and delivered by Seller, and this Agreement and the Interim Servicing Agreement are valid and legally binding agreements of Seller enforceable against Seller in accordance with their respective terms, subject to applicable insolvency, bankruptcy, reorganization, moratorium, or similar laws and principles of equity. Any requisite consents or approvals of third parties to the execution and delivery of this Agreement and the Interim Servicing Agreement or the performance of the transactions contemplated hereby and thereby by Seller have been or will be obtained prior to the Transfer Date or such other earlier date as expressly provided herein (except for Investor Approvals which Seller will use commercially reasonable efforts to obtain subject to subparagraph 2.2 herein).

7.4 No Conflict. Neither the execution and delivery of this Agreement and the Interim Servicing Agreement nor the consummation of the transactions contemplated hereby and thereby, nor compliance with their respective terms and conditions, shall (a) violate, conflict with, result in a material breach of, constitute a default under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws or any similar corporate or organizational documents of Seller, or other agreement or instrument to which Seller is now a party or by which Seller is bound, or of any law, ordinance, rule or regulation of any governmental authority applicable to Seller, or of any order, judgment or decree of any court or governmental authority applicable to Seller, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature upon, the Servicing or any of the Mortgage Loans or the properties or assets of Seller.

7.5 Approvals and Compliance. Seller is approved and in good standing with the Investors. Seller is not in default with respect to Seller’s obligations under Investor Guidelines, and Seller is in compliance in all material respects with all applicable laws, regulations, rules and requirements (including, without limitation, the rules, regulations and requirements of the Investors, to the extent applicable) relating to the Servicing.

7.6 Filing of Reports. Seller has filed all reports required by the Investors with respect to the Mortgage Loans and the Servicing, and Seller has complied in all material respects with federal, state and municipal laws, regulations and ordinances affecting the Mortgage Loans and the Servicing. Seller has filed all IRS Forms, as appropriate, which are required to be filed with respect to the Servicing.

7.7 Related Escrow Accounts. All Related Escrow Accounts required to be maintained by Seller have been established and continuously maintained in accordance with Applicable Requirements. Except as to payments which are past due under the Mortgage Loans, all Related Escrow Account balances required by the Mortgage Loans and paid to Seller for the account of the Mortgagors under the Mortgage Loans are on deposit in the appropriate Related Escrow Accounts. Within the last twelve (12) months, Seller has analyzed the payments required to be deposited into the Related Escrow Account and adjusted the payment thereto in order to eliminate any deficiency it may have discovered.

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7.8 Accounts Receivable. The Accounts Receivable are valid and subsisting accounts owing to Seller, are carried on the books of Seller at values determined in accordance with generally accepted accounting principles and are not subject to any set-offs or claims of the account debtor arising from acts or omissions of, or otherwise known to, Seller.

7.9 The Mortgage Loans.

                (a) Investor Requirements. Each Mortgage Loan conforms in all material respects to the requirements and specifications of the Investors.

                (b) Enforceability of Mortgage Loan. The Mortgage Note and the related Mortgage Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute the Mortgage Note and the Mortgage Loan and each Mortgage Note and Mortgage Loan have been duly and properly executed by such parties. None of the Mortgage Loans are subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage Loan, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage Loan unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                (c) Disbursement. The full original principal amount of each Mortgage Loan (net of any discounts) has been fully advanced or disbursed to the Mortgagor named therein, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid. There is no obligation on the part of Seller, or of any other party, to make supplemental payments in addition to those made by the Mortgagor.

                (d) Priority of Lien. Each Mortgage Loan has been duly acknowledged and recorded and is a valid and subsisting first lien, excepted as disclosed on Appendix VII attached hereto, and the mortgaged property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage Loan, except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording, acceptable to mortgage lending institutions generally and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related mortgaged property. There are no mechanics or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the mortgaged property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage Loan. A valid mortgagee’s title policy or attorney’s opinion letter, if applicable, which meets Investor Guidelines has been issued and is and shall remain in full force and effect for each such Mortgage Loan in an amount not less than the original principal amount of such Mortgage Loan, which title policy insures that the related Mortgage Loan is a valid first lien on the mortgaged property therein described and that the mortgaged property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage Loan, subject to the exceptions set forth in this subparagraph, and otherwise in compliance with the requirements of the Investors and the applicable insurer. All tax identifications and property descriptions are legally sufficient; tax segregation, where required, has been completed. The failure of Seller or any servicer to have recorded intervening assignments of the Mortgage Loan will not cause a delay in the subsequent release of any Mortgage Loan or otherwise subject Purchaser to any liabilities or costs.

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                (e) No Default/No Waiver. There is no default, breach, violation or event of acceleration (except as disclosed by Seller to Purchaser prior to the Sale Date) existing under any Mortgage Loan, and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration. The terms of the Mortgage Loan have in no way been waived, impaired, changed or modified, except by written instrument which has been recorded, if necessary, and approved by the Investors. Seller has not advanced its funds to cure a default or delinquency with respect to any such Mortgage Loans, except for escrowed items.

                (f) Application of Funds. All payments received by Seller or any prior servicer with respect to any Mortgage Loans have been remitted and properly accounted for as required by Applicable Requirements. All funds received by Seller or any prior servicer in connection with the satisfaction of Mortgage Loans, including but not limited to foreclosure proceeds and insurance proceeds from hazard losses, have been deposited in the appropriate principal and interest account or taxes and insurance account included among the Related Escrow Accounts, and all such funds have been applied to reduce the principal balance of the Mortgage Loans in question, or for reimbursement of repairs to the mortgaged property or as otherwise required by Applicable Requirements or are and will be in one of the Related Escrow Accounts on the Transfer Date. The unpaid balances of the Mortgage Loans are as stated in the Mortgage Files to be delivered to Purchaser.

                (g) Compliance with Laws. Seller and any other party originally named as payee under the Mortgage Notes have complied in all material respects, and Seller will continue to comply through the Transfer Date, with every applicable federal, state, or local law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, without limitation, real estate settlement procedures, anti-predator laws, fair credit reporting, and every other prohibition against unlawful discrimination or governing consumer credit, and also including, without limitation, the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth in Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, and state consumer credit codes and laws. Each party originally named as payee under the Mortgage Notes and as mortgagee under the related Mortgage Loan was qualified to do business, to the extent required by law, and had all requisite licenses, permits and approvals, in the state in which the applicable mortgaged properties are located as well as the states in which such notes or mortgages were executed.

                (h) Taxes. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments, ground rents relating to the Mortgage Loans have been paid by Seller as required pursuant to Applicable Requirements and as herein provided.

                (i) Insurance. All mortgaged properties are currently insured against loss by fire, hazards or extended coverage insurance policies in accordance with Applicable Requirements If required by the Flood Disaster Protection Act of 1973, each such property is covered by a flood insurance policy in an amount not less than the lesser of (i) the outstanding principal balance of the applicable Mortgage Loan, or (in) the maximum amount of insurance that is available under such Act. All such insurance policies are in full force and effect, and all premiums with respect to such policies have been paid.

                (j) Damage; Condemnation. As of the Sale Date, there exists no physical damage to the mortgaged property from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage would cause any Mortgage Loan to become delinquent or adversely affect the value or

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marketability of any Mortgage Loan, the Servicing or the mortgaged property or the eligibility of the Mortgage Loan for insurance benefits, or the amount of insurance benefits, by any Insurer. To the best of Seller’s knowledge, there is no proceeding pending for the total or partial condemnation of, or eminent domain with respect to, the mortgaged property.

                (k) Pools. All pools relating to the Mortgage Loans have been initially certified, finally certified and/or re-certified in accordance with Applicable Requirements and Investor Guidelines. All Pools relating to the Mortgage Loans shall be, when transferred to Purchaser, eligible for recertification by Purchaser’s custodian, and Seller will be responsible for curing any deficiencies, unless caused by Purchaser, that must be cured in order for Purchaser to obtain such recertification. The principal balance outstanding and owing on the Mortgage Loans in each pool equals or exceeds the amount owing to the corresponding security holder of such pool.

                (l) Mortgage File. The Mortgage File contains each of the documents and instruments specified to be included therein and required to be maintained by the Investors, duly executed and in due and proper form. Each such document or instrument is genuine and in form acceptable to the Investors and the information contained therein is true, accurate and complete in all material respects.

                (m) Good Title. The sale, transfer and assignment by Seller to Purchaser of the Servicing, and the instruments required to be executed by Seller and delivered to Purchaser pursuant to Investor Guidelines or other contractual provisions, are, or will be on the Sale Date, valid and enforceable in accordance with their terms and will effectively vest in Purchaser good and marketable title to the Servicing, free and clear of any and all liens, claims, or encumbrances, except for those encumbrances required by Investors’ rules and regulations and the Servicing Agreements. Seller has not previously assigned, transferred or encumbered the Servicing. Except for the Servicing Agreements, there are no contracts affecting the Mortgage Loans in the Servicing to which Purchaser will be bound and no other party has any interest in the Mortgage Loans or the Servicing except as required or permitted under Investor Guidelines.

                (n) Origination, Sale and Collection Practices. The origination, sale and collection practices used by Seller or any prior originator or servicer with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the mortgage lending business and consistent with Applicable Requirements.

                (o) Hazardous Material. To the best of Seller’s knowledge, no hazardous material, including oil and asbestos, is present on, in, at or under the mortgaged property securing a Mortgage Loan such that (a) the value of such mortgaged property is materially and adversely affected, or (b) under applicable federal, state or local law, (i) such hazardous material would be required to be eliminated before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material would (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holder of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby.

7.10 Insurance. Error and omissions and fidelity insurance coverage, in amounts as required by the Investors, is in effect with respect to Seller and will be maintained until the transactions contemplated by this Agreement and the Interim Servicing Agreement have been consummated in accordance with the terms hereof and thereof.

7.11 Litigation. There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the knowledge of Seller, threatened, or any order, injunction or decree outstanding, against or

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relating to Seller that could have a material adverse effect upon the Servicing being purchased by Purchaser hereunder with respect to any Mortgage Loan or the performance by Seller of its obligations under Investor Guidelines, or result in loss or liability to Purchaser, nor does Seller know of any basis for any such litigation, claim, demand, proceeding, or governmental investigation.

7.12 No Accrued Liabilities. There are no accrued or contingent liabilities of Seller with respect to the Mortgage Loans or Servicing or circumstances under which such accrued or contingent liabilities will arise against Purchaser, with respect to occurrences prior to the Sale Date. In the event any termination or transfer fee relating to the Servicing may be outstanding on the Transfer Date, Seller assumes full responsibility for any such fee.

7.13 Offering Information. The Offering Information was true and correct in every material respect as of the date such materials were furnished to Purchaser. The trial balances utilized in the computation of the payments of the Purchase Price are true and correct in all material respects.

7.14 Facts and Omissions. All of the representations and warranties of Seller in this Agreement, the Closing Documents, the Offering Information and the Offering Memorandum, (which instruments or documents shall be deemed to be a part of this Agreement) are true in all material respects as of the date of this Agreement and will be true in all material respects as of the Transfer Date. None of the written representations, information or documentation furnished or to be furnished by Seller to Purchaser in this Agreement or in the transactions contemplated hereby has materially changed since it was made or furnished, nor is it or will it become materially false or misleading, nor does it or will it contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements in light of the circumstances in which they are made not misleading.

7.15 No Cooperative Loans. None of the Mortgage Loans are secured by liens or security interests on cooperative properties.

7.16 No Recourse Loans. None of the Mortgage Loans have Recourse Obligations.

7.17 Qualifications to Representations. Due to the volume of Mortgage Files, Seller is making certain of its representations and warranties without having necessarily performed any independent inquiry or investigations. In no event shall a breach of any of Seller’s representations and warranties with respect to any Mortgage Loan be used as evidence of or be deemed to constitute bad faith, gross misconduct or fraud by Seller even if it is shown that Seller would have known, if it had researched every Mortgage File, that such representations or warranties were incorrect when made. In light of the foregoing, Purchaser understands that certain of the Seller’s Servicing representations and warranties may unknowingly be incorrect. The foregoing disclaimer by Seller shall in no event whatsoever alter or amend Seller’s liabilities, obligations and responsibilities under this Agreement, including without limitation the indemnification provisions of paragraph 12.

8. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        Purchaser represents and warrants to Seller as follows:

8.1 Due Incorporation and Good Standing. Purchaser is a federal savings bank, validly existing, and in good standing under the laws of the United States. Purchaser has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations (or is exempt from same) to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Servicing require it to be qualified or licensed.

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8.2 Authority and Capacity. Purchaser has all requisite corporate power, authority, and capacity to enter into this Agreement and to perform the obligations required of it hereunder.

8.3 Enforceability. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser, subject to applicable insolvency, bankruptcy, reorganization, moratorium, or similar laws and principles of equity.

8.4 Effective Agreement. The execution, delivery and performance of this Agreement and the Interim Servicing Agreement by Purchaser and consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary corporate, shareholder or other action. This Agreement and the Interim Servicing Agreement have been duly and validly executed and delivered by Purchaser. The execution and performance of this Agreement by Purchaser, its compliance with the terms hereof and the consummation of the transactions contemplated (assuming receipt of the various consents required pursuant to this Agreement) will not violate any provision of law applicable to it and will not conflict with the terms or provisions of its charter or by-laws, or any other instrument relating to the conduct of its business or the ownership of its property, or any other agreement to which Purchaser is a party or by which it or its assets are bound.

8.5 Statements Made. No representation, warranty, or statement made by Purchaser in this Agreement or in any document referred to herein or in any schedule, statement, or certificate hereafter furnished pursuant to this Agreement or in connection with the transactions between Seller and Purchaser provided for in this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such statements not misleading.

8.6 Investor Good Standing. Purchaser is an approved Investor servicer and is in good standing with the Investors as required in order to perform the Servicing.

8.7 Litigation; Compliance with Laws. There is no litigation, proceeding or governmental investigation pending or, to the knowledge of Purchaser, threatened, or any order, injunction or decree outstanding, against or relating to Purchaser which would materially and adversely affect the ability of Purchaser to execute, deliver, and perform the terms of this Agreement, nor does Purchaser know of any basis for any such litigation, proceeding, or governmental investigation. Purchaser has not violated any applicable state or federal law governing mortgage lending, including but not limited to, the Real Estate Settlement Procedures Act, Truth-in-Lending Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, usury laws, or any other regulation, ordinance, order, or decree, or any other requirement of any governmental body or court, which would materially and adversely affect the ability of Purchaser to execute, deliver, and perform the terms of this Agreement.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

        The obligations of Purchaser under this Agreement are subject to Purchaser’s satisfaction as to each of the following conditions (unless waived in writing by Purchaser):

9.1 Correctness of Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on the Sale Date and shall continue to be true and correct in all material respects on the Transfer Date. All such representations and warranties are continuing and shall survive closing and funding pursuant to this Agreement.

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9.2 Compliance with Conditions. All of the terms, covenants and conditions of this Agreement required to be complied with and performed by Seller at or prior to the Sale Date and Transfer Date shall have been duly complied with and performed to the reasonable satisfaction of Purchaser.

9.3 Opinion of Counsel for Seller. Seller shall cause to be delivered to Purchaser, prior to the Sale Date, opinion from in-house counsel to Seller, in form and substance reasonably satisfactory to counsel to Purchaser, to the effect that: (i) Seller has been duly organized and is validly existing in the jurisdiction of its organization; (ii) Seller has full corporate power and authority under its organizational documents to enter into and deliver the Closing Documents and to perform the obligations required of it thereunder, in particular, the power and authority to transfer all right, title, and interest in the Transferred Assets and the Accounts Receivable, (iii) the Closing Documents have been duly authorized, executed and delivered by Seller and do not and will not conflict with any of the terms of Seller’s organizational documents or any other corporate governing instruments and will not conflict with any material agreement, indenture, or other instruments which are binding on Seller, (iv) other than Foreclosure actions in which Seller is the plaintiff, there is no litigation, proceeding, or governmental investigation existing, pending, or threatened, or any order, injunction, or decree outstanding, against or relating to Seller, which is expected to have a material adverse effect upon (a) the rights being transferred to Purchaser hereunder after the Sale Date, or (b) the obligations of Seller under the Closing Documents which has not been disclosed by Seller to Purchaser or its counsel in writing, (v) the Closing Documents constitute a legal, valid and binding obligation of Seller.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

        The obligations of Seller under this Agreement are subject, at Seller’s option, to the satisfaction, at or prior to the Sale Date, of each of the following conditions:

10.1 Correctness of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement are true and correct in all material respects and shall continue to be true and correct in all material respects on the Transfer Date.

10.2 Compliance with Conditions. All of the terms, conditions, and covenants of this Agreement required to be complied with and performed by Purchaser at or prior to the Transfer Date shall have been duly complied with and performed.

10.3 Opinion of Counsel for Purchaser. Seller shall have received an opinion from in-house counsel to Purchaser in connection with this transaction, prior to or on the Sale Date, in form and substance reasonably satisfactory to counsel to Seller, to the effect that: (i) Purchaser is a federal savings bank under the laws of the United States and its status is active, (ii) Purchaser has full corporate power and authority under its organizational documents to enter into and deliver this Agreement and the Interim Servicing Agreement and to perform the obligations required of it hereunder and thereunder, (iii) the execution, delivery, and performance of this Agreement and the Interim Servicing Agreement by Purchaser have been duly authorized and do not and will not conflict with any of the terms of Purchaser’s organizational documents, and (iv) this Agreement and the Interim Servicing Agreement constitute legal, valid, and binding obligations of Purchaser enforceable under applicable law, provided however, such statement shall not be construed as an opinion as to the enforceability of any specific provision of this Agreement or the Interim Servicing Agreement.

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11. DELIVERY OF DOCUMENTS.

        Within two (2) Business Days following the Sale Date, Seller shall deliver to Purchaser an electronic schedule in Excel format reflecting the information set forth in this subparagraph 11.1 as of the close of business on the Sale Date.

11.1 Schedule of Servicing. The schedule shall be certified as being true and correct, by an officer of the Seller, and shall contain the following information with respect to each Mortgage Loan: (i) Investor name, (ii) loan number, (iii) the Mortgagor’s name, (iv) address of mortgaged property, (v) unpaid principal balance, (vi) the interest rate provided in the Mortgage Note, (vii) next date on which the mortgage payment is due, (viii) type of loan, (ix) amount held in escrow for the account of the Mortgagor, (x) monthly principal and interest installment, (xi) monthly escrow installment, (xii) net Servicing fee, (xiii) Bankruptcy code, as applicable, and (xiv) Foreclosure code, as applicable. Seller will provide, within two (2) Business Days after the Transfer Date, the Accounts Receivable on an individual basis with respect to each such Mortgage Loan.

12. INDEMNIFICATION OF PURCHASER AND SELLER.

12.1 Indemnification of Purchaser. Seller shall indemnify and hold Purchaser harmless from, and will reimburse Purchaser for any and all liabilities, losses, damages, deficiencies, claims, penalties, fines, out of pocket costs or expenses, including without limitation reasonable attorneys’ fees and court costs in preparation for or at trial, on appeal or in bankruptcy (“Seller’s Indemnified Matters”) incurred by Purchaser after the Sale Date to the extent that Seller’s Indemnified Matters result from:

                (a) any written misrepresentations made by Seller in this Agreement or in any schedule, written statement, Appendix, or certificate furnished pursuant to this Agreement, the Offering Information, or the Offering Memorandum;

                (b) any breach of a representation or warranty by Seller, or the non-fulfillment of any covenant of Seller contained in this Agreement or in any schedule, statement, Appendix, or certificate furnished pursuant hereto;

                (c) any defect in any Mortgage Loan existing as of the Sale Date (including those defects subsequently discovered by Purchaser) which adversely affects the Mortgage Loans, the value of the Servicing, or which is required to be cured pursuant to Investor Guidelines;

                (d) acts or omissions of Seller, any originator of Third Party Originated Loans or any prior servicer with respect to issuer, originator, or lender responsibilities pursuant to Investor Guidelines, or Applicable Requirements, or acts or omissions by any of the foregoing relating to the Servicing prior to the Transfer Date, including, but not limited to, compliance with all applicable Investor Guidelines, incomplete or erroneous loan documentation, fraud at origination by any party, unapproved assumptions, data base errors and omissions, erroneous ARM adjustments, inaccurate Tax Identification Numbers on the Mortgagors of the Mortgage Loans, improper escrow disbursements, misquoted payoffs, misapplied payments, failure to file timely notice of default or failure to pay or to provide evidence of payment of taxes, insurance or other charges, including penalties and interest, or hazard insurance claims not covered by insurance;

                (e) the failure or inability of Seller to produce the payment history on any Mortgage Loan from the date of origination thereof; or

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                (f) any litigation, including without limitation, class action lawsuits, due to acts or omissions prior to the Transfer Date.

        Purchaser agrees to promptly notify Seller in writing of the existence of any fact known to Purchaser giving rise to any obligations of Seller under this Paragraph 12 and, in the case of any claim or any litigation brought by a third party which may give rise to any such obligations, Purchaser agrees to promptly notify Seller of the making of such claim or the commencement of such action by a third party as and when the same become known to Purchaser. Purchaser shall have the right to settle any claim for $5,000 or less; provided that each such settlement shall be made in good faith and provided further that the aggregate amount of claims so settled in accordance with this sentence without Seller’s consent shall not exceed $25,000. Seller shall be entitled to participate in the defense of any action brought by a third party against Purchaser which may give rise to an obligation of Seller and, at its election, to direct the defense thereof at its own expense if the claim exceeds $5,000.

        All indemnifications, representations, and warranties under this Agreement shall survive termination and/or consummation of this Agreement.

12.2 Repurchase of Mortgage Loans and Servicing. In the event Purchaser discovers that any of the representations and warranties made in this Agreement by Seller were not accurate in any material respect at the time they were made by Seller, or if there exists a basis to demand indemnification under subparagraph 12.1 hereof, and subject to the cure provision in subparagraph 5(f) herein, in addition to any other rights and remedies it may have hereunder, at law or in equity, Purchaser, subject to any limitations of the Investors, may demand that Seller repurchase from Purchaser either (i) the Servicing as to those Mortgage Loans which are affected by the inaccurate representation and warranty, or (ii) if such repurchase is required by the Investor, such Mortgage Loans or the related mortgaged property. The purchase price under this subparagraph for any repurchased Mortgage Loan shall equal the sum of (w) Purchase Price percentage paid for such Servicing of the Mortgage Loan times the unpaid principal balance of the Mortgage Loan at the time of repurchase, (x) if the repurchase is of the Mortgage Loan, the aggregate unpaid principal balance of the Mortgage Loan and all accrued and unpaid interest thereon at the time of repurchase by Seller, (y) all sums paid by Purchaser as to such Mortgage Loan for the related Accounts Receivables to the extent Purchaser has not been reimbursed for such Accounts Receivables by the respective Mortgagors or otherwise, and (z) all other reasonable and customary unreimbursed costs, expenses and advances incurred by Purchaser in connection with such Mortgage Loan after the Transfer Date. After the Seller has the opportunity to cure such defect or deficiency in accordance with subparagraph 5(f) herein and such defect or deficiency can not be cure and Seller is required to either purchase a Mortgage Loan or repurchase Servicing related to a Mortgage Loan from Purchaser, such purchase or repurchase shall be accomplished within fifteen (15) Business Days following receipt from Purchaser of written demand pursuant hereto. If Seller fails for any reason to purchase or repurchase within the time period required under this Agreement, an additional penalty of $500.00 will be assessed for each additional fifteen (15) day period until such purchase or repurchase payment is received by Purchaser. Upon completion of such purchase or repurchase by Seller, Purchaser shall forward to Seller all servicing records and all documents relating to such repurchased Mortgage Loan(s).

12.3 Indemnification of Seller. Purchaser shall indemnify and hold Seller harmless from and will reimburse Seller for any losses, damages, deficiencies, claims, penalties, fines, costs or expenses, including reasonable attorney’s fees and court costs at trial or on appeal or in bankruptcy (“Purchaser’s Indemnified Matters”), incurred by Seller after the Sale Date to the extent that Purchaser’s Indemnified Matters result from:

                (a) Any written misrepresentation made by Purchaser in this Agreement or in any schedule, written statement, Appendix, or certificate furnished pursuant to this Agreement;

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                (b) Any breach of warranty by Purchaser, or the non-fulfillment of any covenant of Purchaser contained in this Agreement or in any schedule, statement, Appendix, or certificate furnished pursuant hereto; or

                (c) Acts or omissions of Purchaser relating to the Servicing subsequent to the Transfer Date.

13. MISCELLANEOUS.

13.1 Notification of the Mortgagors, Taxing Authorities, Insurance Companies, the Investors, Etc. In accordance with Investor Guidelines and state laws, Seller shall transmit to the Mortgagors of the Mortgage Loans, the requisite taxing authorities, insurance companies and/or agents, Insurers and the banks at which escrow deposits are maintained, notification of the assignment of the Transferred Assets and instructions to deliver all payments, notices, tax bills, insurance statements, and escrow account statements, as the case may be, to Purchaser from and after such date. Seller shall use the letter attached hereto as Appendix V, as Seller’s letter to the Mortgagors and Seller shall deliver the completed form of the letter to Purchaser ten (10) Business Days prior to mailing. Purchaser shall approve or disapprove the completed letter within three (3) Business Days after receipt.

13.2 Supplementary Information. Subsequent to the Transfer Date, Seller shall furnish Purchaser such information supplementary to the information contained in the documents and schedules delivered pursuant hereto as Purchaser may reasonably request. Seller will timely issue all appropriate IRS tax forms or reports on all Mortgage Loans reflecting Seller’s servicing activities during the time these loans were serviced or sub-serviced by Seller. In addition, Seller shall be responsible for any reporting on the Mortgage Loans required under the Home Mortgage Disclosure Act (HMDA) for periods prior to the Transfer Date.

13.3 Further Assurances. Seller and Purchaser will each, at the request of the other, execute and deliver to each other all such other instruments that either may reasonably request in order to perfect the conveyance, transfer, assignment, and delivery to Purchaser of the rights to be conveyed, transferred, assigned, and delivered hereunder.

13.4 Access to Information. Seller shall provide Purchaser and its counsel, accountants, and other representatives, reasonable access during normal business hours throughout the period prior to the Transfer Date to all of Seller’s files, books, and records relating to the Servicing rights being conveyed, transferred, assigned, and delivered to Purchaser pursuant hereto. If the transactions contemplated by this Agreement are not consummated, Purchaser and its representatives and affiliates shall treat all information obtained in such investigation, not otherwise in the public domain, as confidential and Purchaser shall return, or at Seller’s option, destroy all documents and information obtained from Seller in conjunction with the proposed transaction. Purchaser shall provide Seller and its counsel, accountants, and other representatives, reasonable access during normal business hours to all of Purchaser’s files, books, and records relating to the collection of Accounts Receivable and in connection with all matters pertaining to any claim of Purchaser for indemnification by Seller.

13.5 Broker’s Fees. Seller represents and warrants to Purchaser that, except for Broker, there are no brokers, finders or originators due a fee in this transaction. Seller agrees to pay any brokerage fees due Broker, and hereby indemnifies and agrees to defend and hold Purchaser harmless from and against any claim, demand, liability, loss or damage arising from any claim made (including reasonable attorneys’ fees and court costs at trial or on appeal) by Broker and any other broker, finder, or originator arising out of Seller’s actions.

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Purchaser hereby agrees to indemnify and hold Seller harmless from and against any loss or damage arising from any claim made (including reasonable attorneys’ fees and court costs) by Broker and any other broker, finder, or originator who asserts a claim based upon an engagement by Purchaser.

13.6 Survival of Covenants, Agreements, Representations and Warranties. Each party hereto covenants and agrees that its covenants, agreements, representations and warranties in this Agreement and in any document delivered or to be delivered pursuant hereto, shall survive the consummation of this Agreement. Each Appendix attached to this Agreement shall be executed by the parties hereto simultaneously with the execution of this Agreement and shall survive the Consummation of this Agreement.

13.7 Form of Payment to be Made. All payments to be made hereunder shall be made by wire transfer in immediately available federal funds, unless otherwise directed in writing by the recipient.

13.8 Notices. All notices, requests, demands, and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be given to the party at its address or facsimile number set forth below. Each notice shall be deemed to have been duly given and received: (a) as of the date and time the same are personally delivered with a receipted copy, (b) if given by facsimile, when the facsimile is transmitted to the party’s facsimile number specified below and confirmation of complete receipt is received by that transmitting party during normal business hours or the next Business Day if not confirmed during normal business hours; (c) if delivered by U. S. Mail, within three (3) days after depositing with the United States Postal Service, postage prepaid by certified mail, return receipt requested, or (d) if given by a nationally recognized or reputable overnight delivery service within one (1) day after deposit with such delivery service.

(a)	If to Purchaser, to:	Ms. Carolyn Cragg Senior Vice President EverBank 8100 Nations Way Jacksonville, FL 32256 Facsimile No. (904) 281-6206

	With a copy to:	Mr. Tom Hajda Senior Vice President EverBank 8100 Nations Way Jacksonville, FL 32256 Facsimile No. (904) 281-6206

(b)	If to Seller, to:	Mr. Kevin B. Quinn First Vice President, Secondary Marketing Manager First Indiana Bank, N.A. 135 North Pennsylvania Street Indianapolis, IN 46204 Facsimile No. (317) 859-4797

	With a copy to:	Mr. Reagan K. Rick, Esq. First Vice President, and Legal Counsel First Indiana Bank, N.A. 135 North Pennsylvania Street Indianapolis, IN 46204 Facsimile No. (317) 269-1292

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or to such other address or facsimile number as Purchaser or Seller shall have specified in writing to the other.

13.9 Waivers. Either Purchaser or Seller may, by written notice to the other:

                (a) Extend the time for the performance of any of the obligations or other transactions of the other;

                (b) Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and

                (c) Waive or modify performance of any of the obligations of the other hereunder.

The waiver of any party hereto or a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

13.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements between the parties. If the terms of this Agreement conflict with the terms of any Appendices attached hereto, the terms of this Agreement will control.

13.11 Binding Effect. This Agreement shall inure to the benefit of and bind the parties hereto and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their successors and assigns, any rights, obligations, remedies or liabilities. Nothing contained herein shall prevent Purchaser from selling the Servicing to a third party subsequent to the Transfer Date.

13.12 Headings. Headings of the paragraphs in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

13.13 Applicable Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

13.14 Transfer Instructions. Seller agrees to abide by all the terms and conditions of Purchaser’s Transfer Instructions attached on Appendix IV and made a part hereof. If Purchaser finds that Seller has not followed the Transfer Instructions after the Servicing has been transferred to Purchaser, Seller agrees to reimburse Purchaser for any and all reasonable costs incurred by Purchaser to comply with the Transfer Instructions.

13.15 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

13.16 Written Agreement. This Agreement, the Appendices attached hereto and applicable Investor Guidelines constitute the “written agreement” governing Seller’s sale of Servicing to Purchaser and Seller shall continuously maintain all components of such “written agreement” as an official record of Seller. If any of the Appendices are on magnetic media format, Seller agrees that either the magnetic media version or a physical, printed version that may be hereafter produced constitute a part of the “written agreement”, which Seller shall continuously maintain as provided above.

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13.17 Default by Seller. Subject to subparagraph 13.19, any breach or default by Seller under this Agreement shall entitle Purchaser to recover from Seller any sums due hereunder, including damages, and to pursue any rights and remedies it may have at law or in equity under the laws of the State of Florida.

13.18 Default by Purchaser. Subject to subparagraph 13.19, if Purchaser defaults in its obligation to purchase the Servicing in accordance with the terms and conditions set forth herein, Seller shall be entitled to recover damages and exercise any and all rights and remedies it may have at law or in equity under the laws of the State of Florida.

13.19 Dispute Resolution. Each party covenants and agrees that any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be resolved by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (“AAA”).

                In the event of any dispute or claim of any kind or nature, the prevailing party in such dispute shall be entitled to recover from the nonprevailing party all fees and costs associated with any arbitration, together with all of its reasonable costs, fees, and expenses, including, but not limited to, witness fees, expert fees, consultant fees, attorney (in-house and outside counsel), paralegal and legal assistant fees, costs, and expenses and other professional fees, costs, and expenses whether suit be brought or not, and whether at trial or on appeal, arising from or relating to:

                (a) Any arbitration proceedings, in which event the arbitrators shall have the power to enter such an award; and/or

                (b) Any court, or other judicial or administrative proceedings (including, without limitation, proceedings in bankruptcy, proceedings to enforce this subparagraph 13.19, and proceedings in the nature of an appeal), in which event the court or governing body having jurisdiction thereover shall have the power to enter such an award.

Arbitration pursuant to this subparagraph 13.19 may be initiated by either party to this Agreement by making a written demand for arbitration and giving written notice to the other party of such demand for arbitration, which written notice shall specify the provisions of this Agreement alleged to be in dispute or in breach. The dispute shall be submitted to three arbitrators chosen from a list provided by the AAA, one arbitrator being selected by Seller, one arbitrator being selected by Purchaser, and within ten (10) days after the selection of the second arbitrator, the two selected arbitrators shall select a third arbitrator. No individual who is, or has at any time been, an officer, employee, representative, attorney or consultant of Seller or Purchaser or any affiliate of either may serve as an arbitrator without the express written consent of Seller and Purchaser. All arbitration hearings and proceedings shall be held in Atlanta, Georgia. Each of the parties shall submit to discovery and produce documents reasonably required by the arbitrators during arbitration and in accordance with the then current Commercial Arbitration Rules of the AAA. Judgment of the arbitrators shall be final and binding, and may be enforced in any court having jurisdiction. During the pendency of any arbitration proceeding, either party may retain any payments that may relate to the matter in dispute provided that such amounts do not exceed the amount subject to dispute.

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13.20 Wire Instructions. The parties wire transfer instructions are as follows:

        If to Seller:

Bank: First Indiana Bank Name of Account: First Indiana Bank ABA No.: 274070439 Account No.: 0640253700 Attn: Lisa Lindh; For further credit of: EverBank (Sender’s name must be referenced on wire.)

        If to Purchaser:

Bank: EverBank Name of Account: EverBank GOA ABA No.: 063000225 Account No.: 0067601044 (Sender’s name and purpose of wire must be referenced on wire.)

13.21 Counterparts Execution. This Agreement may be executed in counterparts, each of which will constitute an original, but all of which taken together will constitute one and the same agreement. A facsimile signature shall be deemed an original for purposes of execution and delivery of this Agreement in the absence of the original ink signature of a party.

        IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

Witnesses:	EVERBANK

____________________________	By:____________________________ Its: Senior Vice President
____________________________
(CORPORATE SEAL)

FIRST INDIANA BANK, N.A.

____________________________	By:____________________________ Its:____________________________
____________________________
(CORPORATE SEAL)

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APPENDIX I - MORTGAGE LOANS

25

APPENDIX II - ASSIGNMENT OF THE SERVICING OF THE MORTGAGE LOANS

        That FIRST INDIANABANK, N.A., a national banking association, whose mailing address is 135 North Pennsylvania Street, Indianapolis, Indiana 46204 assignor, in consideration of the sum of TEN DOLLARS, and other valuable considerations, received from or on behalf of EVERBANK, a federal savings bank, whose address is 8100 Nations Way, Jacksonville, Florida 32256, assignee, at or before the delivery of these presents, the receipt whereof is hereby acknowledged, does hereby grant, bargain, sell, assign, transfer and set over unto the assignee, all of its right, title and interest in and to the Servicing of those certain Mortgage Loans more particularly described at Appendix I to that certain Agreement for Purchase and Sale of Servicing by and between assignor and assignee dated as of March 29, 2005, which such Appendix I is incorporated by reference herein.

        TO HAVE AND TO HOLD, the same unto the assignee, its successors and assigns forever.

        IN WITNESS WHEREOF, the assignor has caused these presents to be executed as of March 29, 2005.

Witnesses:

FIRST INDIANA BANK, N.A.

___________________________	By: ______________________________
Name: ____________________________
___________________________	Title: ___________________________

(CORPORATE SEAL)

STATE OF __________
COUNTY OF _________

        The foregoing instrument was acknowledged before me this 30th day of March, 2005, by _________________________, ________ President of FIRST INDIANA BANK, N.A., a national banking association, on behalf of the association, who either ____ is personally known to me or ____ has produced identification in the form of _____________ driver’s license.

_________________________________ Print Name:______________________ Notary Public, State of _________ Commission No. __________________ My commission expires:

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APPENDIX III - TRANSFER OF SERVICING

THIS TRANSFER OF SERVICING, is made as of March 31, 2005, by and between FIRST INDIANA BANK, N.A., a national banking association (“Transferor”), and EVERBANK, a federal savings bank.

R E C I T A L S:

        1. TRANSFEROR and EVERBANK entered into that certain Agreement for Purchase and Sale of Servicing, dated as of March 29, 2005 (the “Purchase Agreement”), providing for, among other things, the sale by TRANSFEROR to EVERBANK and the purchase by EVERBANK from TRANSFEROR of all the right, title and interest of TRANSFEROR in and to the Servicing, Related Escrow Accounts with respect to the Mortgage Loans, Mortgage Files and Accounts Receivable, all as more particularly defined and described in the Purchase Agreement.

        2. TRANSFEROR is the lawful owner of the Servicing and Accounts Receivable and the custodian of the Mortgage Files, Related Escrow Accounts and Buy-Down Funds, all as more particularly defined and described in the Purchase Agreement.

        NOW THEREFORE, in consideration of Ten Dollars and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, TRANSFEROR, as the lawful owner of the Servicing, and Accounts Receivable and the custodian of the Mortgage Files , Related Escrow Accounts and Buy-Down Funds hereby sells, conveys, transfers, assigns and delivers to EVERBANK, all its right, title and interest, as of the close of business on March 31, 2005, in and to the Servicing (including the Servicing Agreements) under applicable Investor Guidelines, the Related Escrow Accounts and Buy-Down Funds with respect to the Mortgage Loans, Mortgage Files and the Accounts Receivable, subject to the terms and conditions of the Purchase Agreement. TRANSFEROR hereby represents to EVERBANK that it has clear and unencumbered title (except for obligations under the Servicing Agreements) to the Servicing and Accounts Receivable transferred herein and will warrant and defend such title against the claims of all parties whomsoever. All capitalized terms herein which are not defined shall have the same meaning as set forth in the Purchase Agreement.

        IN WITNESS WHEREOF, TRANSFEROR has caused this Transfer of Servicing to be duly executed by its duly authorized officer as of March 29, 2005.

Witnesses:

FIRST INDIANA BANK, N.A.

___________________________	By: ______________________________
Name: ____________________________
___________________________	Title: ___________________________

(CORPORATE SEAL)

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APPENDIX IV - TRANSFER INSTRUCTIONS

28

APPENDIX V - GOOD BYE LETTER

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APPENDIX VI - INTERIM SERVICING AGREEMENT

        THIS INTERIM SERVICING AGREEMENT (this “Agreement”) is entered into as of March 31, 2005, by and among EVERBANK, a federal savings bank, whose address is 8100 Nations Way, Jacksonville, Florida 32256, and FIRST INDIANA BANK, N.A. (“Interim Servicer”), whose address is 135 North Pennsylvania Street, Indianapolis, Indiana 46204.

W I T N E S E T H:

        WHEREAS, EverBank and Interim Servicer have entered into an Agreement for Purchase and Sale of Servicing, dated as of March 29, 2005 (the “Purchase and Sale Agreement”); and

        WHEREAS, pursuant to the Purchase and Sale Agreement, Interim Servicer sold, assigned, conveyed, transferred and delivered to EverBank all right, title and interest of Interim Servicer in and to the Servicing relating to the Mortgage Loans, together with all rights related thereto, all as more particularly described in the Purchase and Sale Agreement; and

        WHEREAS, the Purchase and Sale Agreement provides that at or prior to the Sale Date, EverBank and Interim Servicer shall enter into an Interim Servicing Agreement regarding, among other things (i) the obligations of Interim Servicer, or its sub-servicing agent, to perform servicing functions with respect to the Mortgage Loans, and (ii) the compensation to be paid by EverBank for the performance of such functions.

        NOW THEREFORE, for and in consideration of the premises, TEN DOLLARS, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants made herein, EverBank and Interim Servicer agree as follows:

        1. DEFINITIONS.

        For the purposes of this Agreement, any term not defined herein which is defined in the Purchase and Sale Agreement shall have the meaning set forth in the Purchase and Sale Agreement. Other definitions are as follows:

                (a) Prepayment Interest Shortfall. The amount of interest required to be paid by the Servicer to MBS Pool security holders due to shortfalls in interest collected as a result of prepayments in full or partial prepayments.

                (b) Records. Include, but are not limited to work files, individual account books, documents, files, correspondence, related information or data of any kind relating to the Servicing of the Mortgage Loans. The term shall further include such records that are created by EverBank or Interim Servicer during the term of this Agreement that relate to the Servicing.

                (c) Serviced Mortgage Loans. The Mortgage Loans transferred pursuant to the Purchase and Sale Agreement.

                (d) Servicing Fee Income. An amount equal to the sum of all principal and interest payments on the Mortgage Loans received by Interim Servicer subsequent to the close of business on the Sale Date, minus the amount due for any guaranty fees and the amounts due to the Investors.

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                (e) Sub-Servicing Fee. The Sub-Servicing Fee payable to Interim Servicer for performing sub-servicing of the Serviced Mortgage Loans shall be $5.00 for each full month of servicing for each Serviced Mortgage Loan having an outstanding principal balance as of the first day of the month.

        2. TERM.

        The term of this Agreement shall commence as of the close of business on the Sale Date, and shall terminate on the last of the Transfer Dates.

        3. RELATIONSHIP OF EVERBANK AND INTERIM SERVICER.

                (a) Interim Servicer acknowledges that EverBank will own the Servicing and Records upon closing of the Purchase and Sale Agreement and shall be entitled to all Servicing Fee Income and fifty percent 50% of the late charge income after the Sale Date, notwithstanding that the Servicing Agreements and/or the Records may remain in the possession of Interim Servicer to facilitate the performance of sub-servicing activities described herein during the term hereof.

                (b) As reasonably requested, Interim Servicer shall allow EverBank or any person or persons authorized by EverBank full and complete access to the Records in its possession at any time during normal business hours and shall make available its personnel to EverBank or to such authorized persons at any time during normal business hours for the purpose of responding to questions or inquiries regarding the Serviced Mortgage Loans, the Servicing Agreements and the performance of Interim Servicer’s duties hereunder.

                (c) Interim Servicer acknowledges that the Related Escrow Accounts and any collections received on the Serviced Mortgage Loans pursuant to the Servicing Agreements during the term of this Agreement are for the account of the Mortgagors under the Mortgage Loans, the Investors, or EverBank as their interests may appear. For convenience of administration, the balances in the Related Escrow Accounts and any collections may continue to be held in the bank accounts heretofore employed for such purpose, provided that none of such funds shall be commingled by Interim Servicer with its own funds.

        4. SERVICING ACTIVITIES.

        During the term of this Agreement, Interim Servicer shall, on behalf of EverBank, sub-service the Serviced Mortgage Loans in accordance with all applicable laws, the requirements of any private mortgage insurers, the Servicing Agreements and the Investor Guidelines and shall diligently collect and pursue collection of all payments due from the Mortgagors under the Serviced Mortgage Loans as they become due, including but not limited to (i) principal, (ii) interest, (iii) escrow deposits, (iv) advances for hazard insurance premiums, payments with regard to liens, taxes, legal fees, Foreclosure costs, and other miscellaneous advances, (v) late charges, (vi) assumption/transfer fees, (vii) insufficient funds check charges, and (viii) optional insurance. Interim Servicer will sub-service each Serviced Mortgage Loans, fulfilling each and every obligation, both regulatory and contractual, arising hereunder or under any Servicing Agreement. Interim Servicer shall exercise no less than the standard of care that it exercises in the servicing of loans for its own account.

        Among the services to be provided by Interim Servicer during the term of this Agreement, without limitation, are the following:

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                (a) Interim Servicer shall timely remit payments of principal and interest received in accordance with Investor Guidelines to the Investors for each of the Serviced Mortgage Loans, in accordance with the applicable Servicing Agreement, will make any necessary deposits to or withdrawals from Related Escrow Accounts, will credit the Servicing Fee Income and fifty percent 50% of the late charge income to EverBank and will remit to EverBank such Servicing Fee Income and fifty percent 50% of the late charge income within five (5) Business Days of the month end, provided however, Interim Servicer will remit to EverBank within five (5) business days of the final Transfer Date the remaining funds due under this Agreement. In addition, Interim Servicer will timely remit any optional insurance premiums, including without limitation private mortgage insurance, to the appropriate insurance carrier. Furthermore, Interim Servicer will submit reports, certified as being true and correct by a duly authorized officer of Interim Servicer, verifying the accuracy of the foregoing.

                (b) Interim Servicer shall keep and maintain a complete and accurate accounting, satisfactory to EverBank, of all funds collected and paid relating to the Serviced Mortgage Loans and the Servicing Agreements. EverBank or persons authorized by EverBank may, at EverBank’s expense, audit all accounting records relating to Interim Servicer’s compliance with this Agreement and Interim Servicer and EverBank agree to make any adjustments which are necessary as a result of such audit.

                (c) Interim Servicer will maintain and employ throughout the term hereof a sufficient number of qualified employees to perform the servicing activities to be carried out hereunder in an efficient and professional manner, in no event less diligently than was carried out by Interim Servicer when it was the owner of the Servicing.

                (d) Interim Servicer shall continue to deliver to the Investors those reports, information or computer tapes relating to the Serviced Mortgage Loans that Interim Servicer delivered in the ordinary course of business and in accordance with the Servicing Agreements with the Investors immediately prior to the Sale Date. Such reports, information or computer tapes shall be timely delivered. If requested by EverBank, it shall be entitled to review such reports or information prior to their delivery to the Investors.

                (e) Interim Servicer shall not, without the prior written consent of EverBank, destroy any Records in its possession.

                (f) Interim Servicer shall handle all collection and Foreclosure efforts with the Mortgagors of Serviced Mortgage Loans in its own name and provide and handle all delinquency notices in its own name.

                (g) Interim Servicer shall collect and accept payments from the Mortgagors on the Serviced Mortgage Loans in compliance with applicable Servicing Agreements, private mortgage insurance companies, and other appropriate regulatory agencies’ guidelines.

                (h) Interim Servicer shall pay all real estate taxes so as to obtain the maximum discount and in any event pay all taxes which are due and payable on or prior to the Transfer Date or thirty (30) days subsequent thereto.

                (i) Interim Servicer shall prepare and record a Satisfaction of Mortgage Loan for each Mortgage Loan that is paid in full during the term of this Agreement. This obligation shall survive termination of this Agreement.

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        5. RELATED ESCROW ACCOUNTS.

        The Related Escrow Accounts will continue to be held in the name of Interim Servicer during the term of this Agreement and the Interim Servicer shall retain the economic benefit of such accounts. Interim Servicer shall be responsible for any Prepayment Interest Shortfall during the term of this Agreement.

        6. FORECLOSURE.

        During the term of this Agreement, Interim Servicer agrees to take the following actions with respect to Mortgage Loans which are Ninety (90) Days Delinquent or more:

                (a) notify EverBank as Mortgage Loans become Ninety (90) Days Delinquent,

                (b) perform all services, including but not limited to, the filing of a foreclosure action by an attorney approved by EverBank, and

                (c) perform all services required by the Servicing Agreements and any mortgage insurance contracts with respect thereto.

        7. INSURANCE.

        Interim Servicer shall maintain, at its expense, throughout the term hereof for itself, fidelity and errors and omissions bond coverage covering all employees handling funds, monies, documents and papers, including those received or held for the Investors, with respect to performance of servicing hereunder, in amounts which equal or exceed the amounts required by the Investors and with carriers reasonably satisfactory to the Investors. Interim Servicer shall provide to EverBank on the Sale Date evidence satisfactory to EverBank of compliance with the requirements of this paragraph. In addition, Interim Servicer shall provide EverBank or any person authorized by EverBank full and complete access during normal business hours to copies of then current policies of insurance required hereunder. Interim Servicer shall notify EverBank in writing within five (5) Business Days of receipt of any notice from any insurance carrier which would alter the insurance coverage so that such coverage is not in compliance with the foregoing provisions.

        8. SUB-SERVICING FEE; ANCILLARY INCOME.

                (a) EverBank shall pay to Interim Servicer the Sub-Servicing Fee. Interim Servicer shall perform all of its obligations hereunder at Interim Servicer’s expense, except as otherwise specifically provided herein.

                (b) Interim Servicer shall be entitled to any economic benefit of the custodial accounts and all the Ancillary Income received during the term of this Agreement less fifty percent 50% of the late charge income.

                (c) The Sub-Servicing Fee shall be prorated in the event this Agreement is terminated on any day other than the last Business Day of a calendar month. The Sub-Servicing Fee shall be netted out of the payment of Servicing Fee Income. A statement of the Servicing Fee Income, Ancillary Income and Sub-Servicing Fee, certified as being true and correct by a duly authorized officer of Interim Servicer shall be delivered to EverBank at such time as the Servicing Fee Income and fifty percent 50% of the late charge income are remitted to EverBank. The Sub-Servicing Fee is subject to verification and approval by EverBank within five (5) Business Days after receipt of Interim Servicer’s certification.

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        9. TERMINATION.

        This Agreement shall terminate at the expiration of the Term provided herein. Upon termination of this Agreement, the terms and conditions of the Purchase and Sale Agreement shall control. Notwithstanding the foregoing, EverBank shall be entitled to retain or be paid all Servicing Fee Income and fifty percent 50% of the late charge income on payments collected on the Serviced Mortgage Loans through the date of termination and Interim Servicer shall be entitled to retain or be paid a pro-rata share of the Sub-Servicing Fee collected on the Mortgage Loans through the date of termination. Such payments shall be paid promptly and in accordance with this Agreement. In addition, in the event this Agreement terminates as a result of the transfer of all of the Serviced Mortgage Loans, Interim Servicer shall pay over to EverBank any collections it receives on the Serviced Mortgage Loans after termination of this Agreement promptly after receipt thereof, including but not limited to the Related Escrow Accounts.

        10. INDEMNIFICATION.

        Interim Servicer shall indemnify and hold EverBank harmless from, and will reimburse EverBank for any losses, damages, deficiencies, costs, claims or expenses (including reasonable attorneys’ fees and court costs) incurred by EverBank to the extent that such loss, damage, deficiency, claim, cost or expense results from negligence in performing any act or omission of Interim Servicer in the performance of its duties hereunder. EverBank shall indemnify and hold Interim Servicer harmless from, and will reimburse Interim Servicer for any losses, damages, deficiencies, claims or expenses (including reasonable attorneys’ fees and court costs) incurred by Interim Servicer to the extent that such loss damage, deficiency, claim, cost or expense results from any act or omission of EverBank in the performance of its duties hereunder.

        11. MISCELLANEOUS.

                (a) This Agreement may not be modified or changed except by an instrument in writing duly executed by all the parties hereto.

                (b) This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

                (c) Headings of the paragraphs in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                (d) All payments to be made hereunder shall be made by wire transfer in immediately available funds, unless otherwise directed in writing by the intended recipient.

                (e) If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

                (f) All notices, requests, demands, and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be given to the party at its address or facsimile number set forth below. Each notice shall be deemed to have been duly given and received: (a) as of

34

the date and time the same are personally delivered with a receipted copy, (b) if given by facsimile, when the facsimile is transmitted to the party’s facsimile number specified below and confirmation of complete receipt is received by that transmitting party during normal business hours or the next Business Day if not confirmed during normal business hours; (c) if delivered by U. S. Mail, within three (3) days after depositing with the United States Postal Service, postage prepaid by certified mail, return receipt requested, or (d) if given by a nationally recognized or reputable overnight delivery service within one (1) day after deposit with such delivery service.

(a)	If to EverBank, to:	Ms. Carolyn Cragg Senior Vice President EverBank 8100 Nations Way Jacksonville, FL 32256 Facsimile No. (904) 281-6206

	With a copy to:	Mr. Tom Hajda Senior Vice President EverBank 8100 Nations Way Jacksonville, FL 32256 Facsimile No. (904) 281-6206

(b)	If to Interim Servicer, to:	Mr. Kevin B. Quinn First Vice President, Secondary Marketing Manager First Indiana Bank, N.A. 135 North Pennsylvania Street Indianapolis, IN 46204 Facsimile No. (317) 859-4797

	With a copy to:	Mr. Reagan K. Rick, Esq. First Vice President, and Legal Counsel First Indiana Bank, N.A. 135 North Pennsylvania Street Indianapolis, IN 46204 Facsimile No. (317) 269-1292

or to such other address or facsimile number as EverBank or Interim Servicer shall have specified in writing to the other.

                (g) This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

                (h) All obligations of payment and indemnities contained herein shall survive the termination of this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

EVERBANK

By:____________________________ Its: Senior Vice President

(CORPORATE SEAL)

FIRST INDIANA BANK, N.A.

By:____________________________ Its:____________________________

(CORPORATE SEAL)

36

APPENDIX VII - SECOND MORTGAGE LOANS

37

AGREEMENT FOR PURCHASE AND SALE OF SERVICING

BY AND BETWEEN

FIRST INDIANA BANK, N.A.

SELLER

AND

EVERBANK

PURCHASER

DATED

AS OF

MARCH 29, 2005

TABLE OF CONTENTS

1	DEFINITIONS		1

2	SALE AND TRANSFER OF SERVICING		5
	2.1	Sale	5
	2.2	Investor Approval	5
	2.3	Transfer Documents	5
	2.4	Interim Servicing	5

3	CONSIDERATION		6
	3.1	Purchase Price	6
	3.2	Accounts Receivable	6
	3.3	Payment of the Purchase Price; Holdback	6
	3.4	Adjustments to Purchase Price	7

4	COVENANTS OF PURCHASER		7

5	COVENANTS OF SELLER		7

6	POST CLOSING REQUIREMENTS		10

7	REPRESENTATIONS AND WARRANTIES OF SELLER		10
	7.1	Due Incorporation and Good Standing	10
	7.2	Authority and Capacity	11
	7.3	Effective Agreement	11
	7.4	No Conflict	11
	7.5	Approvals and Compliance	11
	7.6	Filing of Reports	11
	7.7	Related Escrow Accounts	11
	7.8	Accounts Receivable	12
	7.9	The Mortgage Loans	12
	7.10	Insurance	14
	7.11	Litigation	14
	7.12	No Accrued Liabilities	15
	7.13	Offering Information	15
	7.14	Facts and Omissions	15
	7.15	No Cooperative Loans	15
	7.16	No Recourse Loans	15
	7.17	Qualifications to Representations	15

8	REPRESENTATIONS AND WARRANTIES OF PURCHASER		15
	8.1	Due Incorporation and Good Standing	15
	8.2	Authority and Capacity	16
	8.3	Enforceability	16
	8.4	Effective Agreement	16
	8.5	Statements Made	16
	8.6	Investor Good Standing	16
	8.7	Litigation; Compliance with Laws	16

9	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER		16
	9.1	Correctness of Representations and Warranties	16

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	9.2	Compliance with Conditions	17
	9.3	Opinion of Counsel for Seller	17

10	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER		17
	10.1	Correctness of Representations and Warranties	17
	10.2	Compliance with Conditions	17
	10.3	Opinion of Counsel for Purchaser	17

11	DELIVERY OF DOCUMENTS		18
	11.1	Schedule of Servicing	18

12	INDEMNIFICATION OF PURCHASER AND SELLER		18
	12.1	Indemnification of Purchaser	18
	12.2	Repurchase of Mortgage Loans and Servicing	19
	12.3	Indemnification of Seller	19

13	MISCELLANEOUS		20
	13.1	Notification of the Mortgagors, Taxing Authorities, Insurance Companies, the Investors, Etc.	20
	13.2	Supplementary Information	20
	13.3	Further Assurances	20
	13.4	Access to Information	20
	13.5	Broker’s Fees	20
	13.6	Survival of Covenants, Agreements, Representations and Warranties	21
	13.7	Form of Payment to be Made	21
	13.8	Notices	21
	13.9	Waivers	22
	13.1	Entire Agreement	22
	13.11	Binding Effect	22
	13.12	Headings	22
	13.13	Applicable Laws	22
	13.14	Transfer Instructions	22
	13.15	Severability	22
	13.16	Written Agreement	22
	13.17	Default by Seller	23
	13.18	Default by Purchaser	23
	13.19	Dispute Resolution	23
	13.2	Wire Instructions	24
	13.21	Counterparts Execution	24

APPENDIX I - MORTGAGE LOANS			25
APPENDIX II - ASSIGNMENT OF MORTGAGE LOANS			26
APPENDIX III - TRANSFER OF SERVICING			27
APPENDIX IV - TRANSFER INSTRUCTIONS			28
APPENDIX V - GOOD BYE LETTER			29
APPENDIX VI - INTERIM SERVICING AGREEMENT			30
APPENDIX VII - SECOND MORTGAGE LOANS			37

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